EXHIBIT 5.0
                               OPINION OF COUNSEL

                               The Law Offices of
             O'CONNOR, CAVANAGH,  ANDERSON,  KILLINGSWORTH  & BESHEARS
                      One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                                                       Telephone: (602) 263-2400
                                                             Fax: (602) 263-2900


                                  June 18, 1997


Action Performance Companies, Inc.
2401 West First Street
Tempe, Arizona 85281

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  As legal counsel to Action Performance Companies, Inc., an Arizona corporation (the "Company"), and the Selling Shareholders, as defined in the Registration Statement, as defined below, we have assisted in the preparation of the Company's Registration Statement on Form S-3 to be filed on June 19, 1997, with the Securities and Exchange Commission (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration under the Securities Act of the shares of common stock, par value $.01 per share, of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                   A. The First Amended and Restated Articles of Incorporation of the Company, as filed with the Arizona Corporation Commission on February 28, 1996;

                   B. The Bylaws of the Company, as amended through the date hereof;

                   C. The Registration Statement; and



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Action Performance Companies, Inc.
June 18, 1997
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                  D. The  Resolutions  of the Board of  Directors of the Company
dated May 16, 1997 and June 18, 1997 relating to the approval of the filing of the Registration Statement and the transactions in connection therewith.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the Underwriting Agreement shall have been duly executed and delivered, and (c) the Shares have been duly issued, executed, authenticated, delivered, paid for and sold by the Company and the Selling Shareholders as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  We have assumed, with respect to the Shares that are to be sold by the Selling Shareholders, the payment by the Selling Shareholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                              Very truly yours,

                                              /s/ O'Connor, Cavanagh, Anderson,
                                              Killingsworth, and Beshears,
                                              a Professional Association



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